      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 2000
                                                 REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                                    UST INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      06-1193986
           (State of incorporation)                 (I.R.S. employer identification no.)

            100 WEST PUTNAM AVENUE                                  06830
            GREENWICH, CONNECTICUT                                (Zip code)
   (Address of principal executive offices)

                             1992 STOCK OPTION PLAN
                           (Full title of the plans)

                            RICHARD H. VERHEIJ, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                    UST INC.
                             100 WEST PUTNAM AVENUE
                          GREENWICH, CONNECTICUT 06830
                                 (203) 661-1100
           (Name, address and telephone number, including area code,
                             of agent for service)

                                With Copies to:

                            DAVID J. FRIEDMAN, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                            NEW YORK, NEW YORK 10036
                                 (212) 735-2218

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                 PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
  TITLE OF SECURITIES        AMOUNT TO BE         OFFERING PRICE             AGGREGATE            REGISTRATION
    TO BE REGISTERED          REGISTERED           PER SHARE(1)          OFFERING PRICE(1)            FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $0.50 per share.......   5,000,000 shares          $14.96875            $74,843,750.00           $19,758.75
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on May 9, 2000 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act").
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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     The document(s) containing the information specified in Item 1 will be sent or given to Participants in the 1992 Stock Option Plan as specified by Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The document(s) containing the information specified in Item 2 will be sent or given to participants in the 1992 Stock Option Plan as specified by Rule 428(b)(2) and are not required to be filed as part of this Registration Statement.

                                 *     *     *

     On June 26, 1992, UST Inc., a Delaware corporation (the "Registrant"), filed a Registration Statement on Form S-8 (Registration No. 33-488288) registering 10,400,000 shares of Common Stock, par value $0.50 per share (the "Common Stock"), for issuance in accordance with the terms of the Registrant's 1992 Stock Option Plan. Such registration statement is incorporated herein by reference.

     This Registration Statement is being filed to register an additional 5,000,000 shares of Common Stock for issuance in accordance with the terms of the 1992 Stock Option Plan. An amendment to the 1992 Stock Option Plan increasing the number of shares authorized for issuance pursuant to such plan was approved by the Registrant's stockholders at the 2000 Annual Meeting of Stockholders.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the registrant, UST Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference, as of their respective dates, in this Registration Statement:

          (i) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Commission on March 3, 2000;

          (ii) Registrant's Current Report on Form 8-K, as filed with the Commission on March 30, 2000;

          (iii) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000; and

          (iv) The description of common stock, par value $0.50 per share, of Registrant (the "Common Stock") contained in Registrant's Registration Statement on Form S-4 dated March 20, 1987, filed pursuant to Section 12(b) of the Exchange Act (File No. 33-12765), including any amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") allows the indemnification of directors, officers, employees or agents of a corporation against liabilities and expenses arising out of actions brought by a third party, provided that the board of directors determines that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal matter, had no reasonable cause to believe his or her conduct was unlawful. Such law also permits indemnification against expenses in actions brought by or in the right of a corporation if the standards of conduct required for third party actions are met, and either (1) such person was not adjudged liable to the corporation, or (2) the Delaware Chancery Court or other court in which the action was brought determines that such person is fairly and reasonably entitled to be indemnified. Indemnification provided pursuant to Section 145 is not exclusive, and a corporation is empowered to purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent of the corporation, another corporation or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145. The Registrant's Amended and Restated By-Laws (the "By-Laws") provide that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by law.

     The DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of any director to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director to the full extent permitted by the DGCL.

     The indemnification provisions contained in the Registrant's By-Laws are not exclusive of any other rights to which a person may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction of any court of competent jurisdiction or otherwise. In addition, the Registrant maintains, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions or deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities, including liabilities arising under the Securities Act. The Registrant has also entered into agreements which provide for the indemnification of its directors and officers against such liabilities to the fullest extent permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

EXHIBIT NO.                            DESCRIPTION
-----------    ------------------------------------------------------------
4.1            Form of Common Stock Certificate, previously filed as an
               exhibit to the Registrant's Registration Statement on Form
               S-4 (Registration No. 33-12765), is hereby incorporated
               herein by reference thereto.
4.2            Restated Certificate of Incorporation of the Registrant, a
               copy of which was filed as Exhibit 3.1 to the Registrant's
               Quarterly Report on Form 10-Q for its quarter ended March
               31, 1992, is hereby incorporated herein by reference
               thereto.
4.3            Amended and Restated By-Laws of the Registrant, a copy of
               which was filed as Exhibit 3.2 to the Registrant's Quarterly
               Report on Form 10-Q for its quarter ended September 30,
               1998, are hereby incorporated herein by reference thereto.
5.1            Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
               regarding the legality of the securities being registered.
23.1           Consent of Ernst & Young LLP.
23.2           Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibit 5.1).

ITEM 9.  UNDERTAKINGS.

     A.  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on the 12th day of May, 2000.

                                          UST INC.
                                          (Registrant)

                                          By /s/ VINCENT A. GIERER, JR.
                                            ------------------------------------
                                             Name: Vincent A. Gierer, Jr.
                                             Title: Chairman of the Board,
                                                   Chief Executive Officer
                                                   and President

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of Registrant and in the capacities indicated on May 12, 2000.

SIGNATURE                                                           TITLE
---------                                                           -----

            /s/ VINCENT A. GIERER, JR.                  Chairman of the Board, Chief
---------------------------------------------------           Executive Officer
              Vincent A. Gierer, Jr.                       and President; Director
                                                        (Principal Executive Officer)

            /s/ ROBERT T. D'ALESSANDRO                 Senior Vice President and Chief
---------------------------------------------------           Financial Officer
              Robert T. D'Alessandro                 (Principal Financial and Accounting
                                                                  Officer)

                /s/ JAMES W. CHAPIN                               Director
---------------------------------------------------
                  James W. Chapin

                /s/ JOHN P. CLANCEY                               Director
---------------------------------------------------
                  John P. Clancey

            /s/ EDWARD H. DEHORITY, JR.                           Director
---------------------------------------------------
              Edward H. DeHority, Jr.

           /s/ ELAINE J. EISENMAN, PH.D.                          Director
---------------------------------------------------
             Elaine J. Eisenman, Ph.D.

               /s/ EDWARD T. FOGARTY                              Director
---------------------------------------------------
                 Edward T. Fogarty

                  /s/ P.X. KELLEY                                 Director
---------------------------------------------------
                    P.X. Kelley

                 /s/ PETER J. NEFF                                Director
---------------------------------------------------
                   Peter J. Neff

            /s/ LOWELL P. WEICKER, JR.                            Director
---------------------------------------------------
              Lowell P. Weicker, Jr.

                                LIST OF EXHIBITS

DESIGNATION   DESCRIPTION OF EXHIBIT
-----------   ----------------------
    4.1       Form of Common Stock Certificate, previously filed as an
              exhibit to the Registrant's Registration Statement on Form
              S-4 (Registration No. 33-12765), is hereby incorporated
              herein by reference thereto.
    4.2       Restated Certificate of Incorporation of the Registrant, a
              copy of which was filed as Exhibit 3.1 to the Registrant's
              Quarterly Report on Form 10-Q for its quarter ended March
              31, 1992, is hereby incorporated herein by reference
              thereto.
    4.3       Amended and Restated By-Laws of the Registrant, a copy of
              which was filed as Exhibit 3.2 to the Registrant's Quarterly
              Report on Form 10-Q for its quarter ended September 30,
              1998, are hereby incorporated herein by reference thereto.
    5.1       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
              regarding the legality of the securities being registered.
   23.1       Consent of Ernst & Young LLP.
   23.2       Consent of Skadden, Arps, Slate, Meagher & Flom LLP
              (included in Exhibit 5.1).